Exhibit 1(j)

BLACKROCK INDEX FUNDS, INC.

ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION

BLACKROCK INDEX FUNDS, INC. (hereinafter referred to as the “Corporation”), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with the authority to issue One Billion Two Hundred Fifty Million (1,250,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock S&P 500 Index Fund
Investor A Common Stock	250,000,000
Institutional Common Stock	250,000,000

BlackRock Small Cap Index Fund
Investor A Common Stock	125,000,000
Institutional Common Stock	125,000,000
Class K Common Stock	125,000,000

BlackRock International Index Fund
Investor A Common Stock	125,000,000
Institutional Common Stock	125,000,000
Class K Common Stock	125,000,000

Total: 1,250,000,000

All shares of the Corporation’s capital stock have a par value of $0.0001 per share, and an aggregate par value of One Hundred Twenty Five Thousand Dollars ($125,000).

SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s charter, the Board of Directors hereby reclassifies Five Hundred Million (500,000,000) authorized but unissued shares of BlackRock S&P 500 Index Fund to BlackRock Small Cap Index Fund and BlackRock International Index Fund as follows:

Series and Classes	Number of Authorized Shares
BlackRock Small Cap Index Fund
Investor A Common Stock	83,000,000
Institutional Common Stock	83,000,000
Class K Common Stock	83,000,000

BlackRock International Index Fund
Investor A Common Stock	83,000,000
Institutional Common Stock	83,000,000
Class K Common Stock	83,000,000

Total: 498,000,000

The remaining Two Million (2,000,000) shares of BlackRock S&P 500 Index Fund are reclassified as authorized and undesignated shares of common stock, par value $0.0001 per share.

THIRD: After the reclassification of the authorized shares of capital stock of the Corporation, the Corporation will have the authority to issue capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock Small Cap Index Fund
Investor A Common Stock	208,000,000
Institutional Common Stock	208,000,000
Class K Common Stock	208,000,000

BlackRock International Index Fund
Investor A Common Stock	208,000,000
Institutional Common Stock	208,000,000
Class K Common Stock	208,000,000

Total: 1,248,000,000

The remainder of the Corporation’s capital stock, Two Million (2,000,000) shares of common stock, is not designated as to any class or series.

After the reclassification of the authorized shares of capital stock of the Corporation, all shares of all classes and series of the Corporation’s capital stock, including the shares of common stock, will have a par value of $0.0001 per share, and an aggregate par value of One Hundred Twenty-Five Thousand Dollars ($125,000).

FOURTH: All of the shares of the Corporation’s capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation’s charter.

FIFTH: The authorized stock of the Corporation has not been increased by these Articles Supplementary.

IN WITNESS WHEREOF, BLACKROCK INDEX FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed and attested by its Secretary on September 11, 2013.

BLACKROCK INDEX FUNDS, INC.

By:	/s/ John M. Perlowski
John M. Perlowski
President and Chief Executive Officer

ATTEST:

/s/ Ben Archibald
Ben Archibald
Secretary

The undersigned, President and Chief Executive Officer of BLACKROCK INDEX FUNDS, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated: September 11, 2013	/s/ John M. Perlowski
John M. Perlowski
President and Chief Executive Officer

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